certification [Exhibit 99.906CERT]

James Colantino, Principal Executive Officer/President, and Laura Szalyga, Principal Financial Officer/Treasurer of Two Roads Shared Trust (the “Registrant”), each certify to the best of his/her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the year ended April 30, 2026 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President                            Principal Financial Officer/Treasurer

Two Roads Shared Trust                                               Two Roads Shared Trust

/s/ James Colantino                                                      /s/ Laura Szalyga

James Colantino                                                            Laura Szalyga

Date: 7/15/2026                                                          Date: 7/15/2026

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Two Roads Shared Trust and will be retained by Two Roads Shared Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.